Exhibit 10.2

Execution Copy

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), is entered into as of April 25, 2014, by and among Lighting Science Corporation, a Delaware Corporation (the “Borrower”), the Lenders (as defined below) signatory hereto, and Medley Capital Corporation, a Delaware corporation (“Medley”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders from time to time party thereto (“Lenders”) and the Administrative Agent are parties to that certain Term Loan Agreement dated as of February 19, 2014 (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower desires to pay in full all Obligations relating to outstanding Delayed Draw Term Loans (“Delayed Draw Obligations”) and terminate the Delayed Draw Commitments on the First Amendment Effective Date (as defined below);

WHEREAS, the Borrower wishes to enter into a revolving credit facility to be provided by certain third-party lenders; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Loan Agreement on the terms set forth herein, and the Administrative Agent and the Lenders have agreed to such amendment subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. Upon satisfaction of the conditions to effectiveness set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) Sections 2.1(b), 2.1(d), 2.3(b), 2.3(h)(ii), 2.4(c)(ii), 2.4(d)(i), 2.4(e)(v), 2.6(b), 2.10(c), 3.2, 7.2, 9.1(b), of the Loan Agreement are hereby amended by deleting such Sections in their entirety and replacing each, respectively, with the following:

“[Intentionally Omitted.]”

(b) Section 2.1(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Subject to the terms and conditions of this Agreement (including Section 3.1), on the Closing Date, each Lender made (severally, not jointly and severally) term loans (the “Closing Date Term Loans” or “Term Loans”) to Borrower in an amount equal to such Lender’s Closing Date Commitment.

(c) Section 2.4(e)(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Change of Control. Upon the occurrence of a Change of Control, (whether direct or indirect), the Borrower shall prepay the aggregate amount of all outstanding Obligations, including without limitation all principal and accrued but unpaid interest in respect of the Term Loans, and the Borrower shall pay the applicable Prepayment Premium in respect of the Term Loans prepaid.”

(d) Section 2.4(e)(iii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(iii) Extraordinary Receipts. Within three (3) Business Days of the date of receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds of such Extraordinary Receipts.”

(e) Section 2.6(a) of the Loan Agreement is hereby amended by deleting the following language from the preamble to such Section:

“(other than the Delayed Draw Term Loans)”

(f) Section 2.10(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b) Servicing Fee. On the Closing Date, Borrower paid to Agent, for its own account, a servicing fee of $50,000 in immediately available funds, which fee was fully-earned and non-refundable when paid. On each anniversary of the Closing Date, Borrower shall pay to Agent, for its own account, a servicing fee of $30,000 in immediately available funds, which fee will be fully-earned and non-refundable when paid.”

(g) Section 2.11 of the Loan Agreement is hereby amended by deleting the following language from such Section:

“and Delayed Draw PIK Interest”

and

“and 2.6(b)(ii)(A)”.

(h) Article 6 of the Loan Agreement is amended by deleting the preamble of such Article and replacing it as follows:

“Borrower covenants and agrees that, until payment in full of the Obligations:”

(i) Section 6.6(a) of the Loan Agreement is hereby amended by deleting the preamble of such Section and replacing it as follows:

(a) Except in connection with prepayments of Indebtedness under the Revolving Loan Agreement, Refinancing Indebtedness permitted by Section 6.1 or the redemption of the Equity Interests described on Schedule 4.1(b) pursuant to Section 6.7(a)(ii),

(j) Section 6.7(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Borrower or any Subsidiary may (i) declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Equity Interests for consideration in the form of shares of common stock or Qualified Equity Interests; (ii) redeem and retire shares of any class of Equity Interests for consideration in the form of cash proceeds of a new issuance of common stock or Qualified Equity Interests which are received by a Loan Party substantially concurrently with, and explicitly for the purpose of, making such redemption, and, so long as, in the case of each of clauses (i) and (ii), after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur; and (iii) effect a redemption of the Equity Interests described on Schedule 4.1(b) hereof, pursuant to the terms of the applicable Certificates of Designation;”

(k) Article 7 of the Loan Agreement is hereby amended by adding the following provision as Section 7.6:

“Minimum Fixed Charge Coverage Ratio. Borrower shall maintain, as of the last day of each of the periods set forth below, a Fixed Charge Coverage Ratio of at least the ratio set forth below for the corresponding period set forth below:

Period	Ratio
For the six months ending March 31, 2015	1.00 to 1.00

For the nine months ending June 30, 2015	1.00 to 1.00

For the twelve months ending September 30, 2015 and for the twelve months then ending for each quarter end thereafter	1.00 to 1.00

(l) Article 8 of the Loan Agreement is hereby amended by:

(i) deleting “or” from the end of Section 8.10:

(ii) adding “or” following “;” at the end of Section 8.11; and

(iii) adding the following provision as Section 8.12:

“Event of Default under Revolving Loan Agreement. An “Event of Default” (or other equivalent breach, however defined or described) occurs under the Revolving Loan Agreement or any other Revolving Loan Document.”

(m) Sections 9.3(a) and 9.3(c) of the Loan Agreement are hereby amended by deleting the references to “Section 7.2 (Minimum Liquidity)” set forth in each such Section and replacing them with references to “Section 7.6 (Minimum Fixed Charge Coverage Ratio)”.

(n) Section 9.3(a) of the Loan Agreement is hereby amended by deleting the reference to “calculation of Minimum EBITDA or Minimum Liquidity” set forth in such Section and replacing it with a reference to “calculation of Minimum EBITDA or Minimum Fixed Charge Coverage Ratio”.

(o) Section 15.11(a) of the Loan Agreement is hereby amended by deleting the reference to “or (v) in connection with a credit bid or purchase authorized under this Section 15.11” and replacing it with the following:

(v) as required by the Intercreditor Agreement, or (vi) in connection with a credit bid or purchase authorized under this Section 15.11

(p) Exhibit B of the Loan Agreement is hereby deleted in its entirety.

(q) Schedule 1.1 of the Loan Agreement is hereby amended by adding the following definitions in the correct alphabetical order as follows:

““First Amendment” means that certain First Amendment to Loan Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, Agent and the Lenders party thereto.”

““First Amendment Effective Date” means April 25, 2014.”

““Fixed Charge Coverage Ratio” means a ratio of (i) EBITDA, to (ii) for Revolving Borrowers on a consolidated basis, interest expense (but excluding interest paid in property other than cash and any other interest expense not paid in cash during such period), plus payments of principal actually made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid payments on indebtedness subordinated to the Obligations and principal payments on the revolving loans under the Revolving Loan Agreement), plus payments with respect to capitalized leases, plus payments with respect to taxes, plus dividends and distributions, plus unfinanced capital expenditures.”

““Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the First Amendment Effective Date, by and between Revolving Agent and Agent, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

““Revolving Agent” means FCC, LLC, d/b/a First Capital, in its capacity as the agent for the Revolving Lenders, together with its successors and assigns in such capacity.”

““Revolving Borrowers” means, collectively, Borrower and Biological.”

““Revolving Loan Agreement” means the Loan and Security Agreement, dated as of the First Amendment Closing Date, by and among the Revolving Borrowers, Revolving Agent, and the lenders party thereto.”

““Revolving Loan Document” means each of the Loan and Security Agreement and every other instrument or agreement entered into, now or in the future, by any Loan Party or any Subsidiary of any Loan Party and Revolving Agent or any lenders under the Revolving Loan Agreement.”

(r) Schedule 1.1 of the Loan Agreement is hereby amended by deleting each of the following defined terms in their entirety: “Borrowing Base”, “Borrowing Base Certificate”, “Collateral Reporting Trigger Event”, “Delayed Draw Availability Period”, “Delayed Draw Commitment”, “Delayed Draw Term Loans”, “Delayed Draw Term Loan Limit”, “Delayed Draw Term Loan Maturity Date”, “Eligible Accounts”, “Eligible Inventory”, “Liquidity”, “Qualified Cash”, “Replacement Revolving Facility”, “Reserves”, “Revolving Loan Period” and “Value”.

(s) Schedule 1.1 of the Loan Agreement is hereby amended by deleting the references to “Commitment”, “Permitted Intercompany Advances” and “Refinancing Indebtedness” set forth therein and replacing them in their entireties with the following:

“Commitment” means, with respect to each Lender, its Closing Date Commitment, with respect to all Lenders, their Closing Date Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement. Each Lender’s Commitment terminated on the Closing Date when such Lender made its Closing Date Term Loan.

“Permitted Intercompany Advances” means loans and other Investments made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of Borrower that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement and (c) from a Loan Party to a Foreign Subsidiary of a Loan Party to the extent that such loans or Investments are made (i) using the net proceeds from the issuance of any Qualified Equity Interests of Borrower, (ii) in the form of Equity Interests of Borrower, provided that the aggregate amount of Permitted Intercompany Advances under clauses (c)(i) and (c)(ii), taken together, does not exceed $10,000,000 at any time outstanding, (iii) in cash (other than cash received from the issuance of any Qualified Equity Interests), provided, that the aggregate amount of Permitted Intercompany Advances pursuant to this clause (c)(iii) does not exceed $1,000,000 at any time outstanding, or (iv) any combination of clauses (i) through (iii) hereof.

“Refinancing Indebtedness” means (a) any “Qualified Refinancing” (as defined in the Intercreditor Agreement), and (b) any other refinancings, renewals, or extensions of Indebtedness so long as, in the case of this clause (b):

(i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon, accrued or capitalized interest and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(ii) such refinancings, renewals, or extensions do not result in a shortening of the initial average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness (unless such modifications are expressly permitted by the subordination terms and conditions of the refinanced, renewed, or extended Indebtedness), and

(iv) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

(t) The definition of “Net Cash Proceeds” set forth in Schedule 1.1 of the Loan Agreement is hereby amended by

(i) deleting “and” from the end of clause (a);

(ii) replacing the period at the end of clause (b) with “; and”; and

(iii) adding the following new clause (c):

“(c) with respect to any Extraordinary Receipts of any Loan Party or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Subsidiary in connection with such Extraordinary Receipts, after deducting therefrom only reasonable fees and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such Extraordinary Receipts (not paid to Sponsor or an Affiliate of any Loan Party).”

(u) Schedule 1.1 of the Loan Agreement is hereby amended by deleting clause (g) of the definition of “EBITDA” set forth therein and replacing it in its entirety with the following:

“(g) reasonable and documented fees, expenses and transaction costs directly related to (x) the consummation of the First Amendment and the Revolving Loan Agreement and the transactions contemplated thereby incurred on or prior to the First Amendment Effective Date in an aggregate amount not to exceed $1,414,000 and (y) any other consummated or proposed issuance of debt (including this Agreement and any Refinancing Indebtedness) or equity, investment (including any Acquisition) or asset disposition permitted under this Agreement, plus”

(v) Schedule 1.1 of the Loan Agreement is hereby amended by deleting clause (f) of the definition of “Permitted Indebtedness” and replacing it with:

“Indebtedness incurred under the Revolving Loan Agreement and any Refinancing Indebtedness in respect thereof,”

(w) Schedule 1.1 of the Loan Agreement is hereby amended by deleting clause (q) of the definition of “Permitted Liens” and replacing it with:

“Subject to the Intercreditor Agreement, Liens securing Indebtedness under the Revolving Loan Agreement and any Refinancing Indebtedness in respect thereof,”

(x) Schedule 1.1 of the Loan Agreement is hereby amended by deleting each of clause (a) and clause (b) of the definition of “Pro Rata Share” and replacing it with:

“[Intentionally Omitted.]”

(y) Schedule 3.1 of the Loan Agreement is hereby amended by:

(i)	adding “and” following “;” at the end of clause (t)

(ii)	deleting “and” from the end of clause (u); and

(iii)	deleting clause (v) in its entirety.

(z) Schedule 3.2 of the Loan Agreement is deleted in its entirety.

(aa)	Schedule 5.1(b) of the Loan Agreement it deleted in its entirety.

(bb)	Schedule C-1 of the Loan Agreement is hereby amended by deleting Schedule C-1 in its entirety and replacing it with Schedule C-1 as attached hereto as Exhibit A.

3. Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a) the execution and delivery of this Amendment by the Borrower, Agent, and each of the Lenders;

(b) after giving effect to this Amendment, the representations and warranties set forth herein shall be true and correct and no Default or Event of Default shall exist and be continuing;

(c) Borrower shall have paid in full all Delayed Draw Obligations;

(d) Borrower shall have delivered to the Agent true, correct and complete executed copies of the Revolving Loan Agreement, which is attached hereto as Exhibit B, and the other Revolving Loan Documents;

(e) Agent shall entered into an intercreditor agreement with the Revolving Agent in form and substance satisfactory to the Agent;

(f) Borrower shall have paid all fees, costs and expenses of the Agent and Lenders in connection with this Amendment, including, without limitation, reasonable fees, costs and expenses of Agent’s and Lenders’ counsel.

4. Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

(a) Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b) Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c) the execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority);

(d) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms;

(e) immediately before and after giving effect to this Amendment, no Default or Event of Default exists or shall exist immediately following the consummation of the changes contemplated hereby;

(f) all representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty is true and correct as of such date; and

(g) by its signature below, Borrower agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in as of the date when made or deemed made.

5. Consent to Intercreditor Agreement. Each Lender hereby authorizes Agent to enter into, and consents to Agent’s execution and delivery of, the Intercreditor Agreement.

6. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment or modification of any provisions of the Loan Agreement or any other Loan Document or any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Loan Agreement, any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Lenders whether under the Loan Agreement, the other Loan Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. All references to the Loan Agreement shall be deemed to mean the Loan Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement or the other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” shall mean and be a reference to the Loan Agreement as amended and modified by this Amendment.

7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

9. Further Assurance. Borrower hereby agrees from time to time, as and when requested by Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Loan Agreement, and the Loan Documents.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

11. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

12. Reaffirmation. Borrower as debtor, grantor, pledgor, or in any other similar capacity hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party. Borrower hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

13. Acknowledgment of Rights; Release of Claims. Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or Agent of Borrower’s liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and Agent do not waive, diminish or limit any term or condition contained in the Loan Agreement or any of the other Loan Documents. Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of Agent and each Lender to exercise its rights and remedies described in this Amendment; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation

By:	/s/ Thomas C. Shields
Name: Thomas C. Shields
Title: Chief Financial Officer

[First Amendment to Term Loan Agreement]

AGENT:

MEDLEY CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Richard T. Allorto
Name: Richard T. Allorto
Title: Chief Financial Officer

LENDERS:

MEDLEY CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Richard T. Allorto
Name: Richard T. Allorto
Title: Chief Financial Officer

MEDLEY OPPORTUNITY FUND II LP, a Delaware limited partnership

By:	/s/ Richard T. Allorto
Name: Richard T. Allorto
Title: Chief Financial Officer

[First Amendment to Term Loan Agreement]